                                                                    Exhibit 23.2

                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to this Registration Statement on Form S-3 (Registration No. 333-59052) of our report dated March 30, 2001 relating to the financial statements, which appears in Tipperary Corporation's Annual Report on Form 10-KSB(A) for the transition period from October 1, 2000 to December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


Denver, Colorado
July 26, 2001